Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-178214 and No. 333-186465 on Forms S-3 and Registration Statement No. 333-169923 on Form S-8 of our report dated February 28, 2012, relating to the consolidated financial statements of Annaly Capital Management, Inc., appearing in this Annual Report on Form 10-K of Annaly Capital Management, Inc. for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP
New York, New York
February 27, 2014